GUARANTOR SECURITY AGREEMENT

This Guarantor Security Agreement (this “Security Agreement”), dated as of February 9, 2010, is by and between Execuserve Corp., a Virginia corporation (the “Guarantor”), and Agile Opportunity Fund, LLC, a Delaware limited liability company (the "Secured Party”).

Background

1.
The Secured Party has agreed to acquire from Compliance Systems Corporation, a Nevada corporation (the “Parent”), an Amended and Restated Secured Convertible Debenture in the principal amount of $1,765,000.00 (the “Debenture”), pursuant to a Securities Purchase Agreement between the Parent, the Secured Party and the other parties thereto, dated as of February 5, 2010 (the “Securities Purchase Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Securities Purchase Agreement.

2.
To induce the Secured Party to acquire the Debenture and otherwise consummate the transactions contemplated by the Securities Purchase Agreement, the Guarantor has agreed to guarantee the debt of Parent pursuant to a Guaranty Agreement of even date herewith and to provide the Secured Party with a first priority security interest in the Collateral (as hereinafter defined).

NOW,  THEREFORE,

In consideration of the promises and the mutual covenants and agreements herein set forth, and in order to induce the Secured Party to purchase the Debenture, the Guarantor hereby agrees with the Secured Party as follows:

Section 1.          Grant of Security Interest.  The Guarantor hereby grants to the Secured Party, on the terms and conditions hereinafter set forth, a first priority lien and security interest in the collateral hereinafter identified in Section 2 below (the “Collateral”) to secure Parent's obligations under the Debenture.

Section 2.          Collateral.  The Collateral is all tangible and intangible assets of the Guarantor of whatever kind and nature (including without limitation all intellectual property of whatever kind or nature of the Guarantor including patents, trademarks, tradenames, copyrights and all other intellectual property and any applications or registrations therefore, accounts, chattel paper, commercial tort claims, documents, equipment, farm products, general intangibles, instruments, inventory, investment property (if any), and the stock of all of Guarantor’s subsidiaries (if any), in each case whether now owned or hereafter acquired and wherever located, and all proceeds thereof, together with all proceeds, products, replacements and renewals thereof.

Section 3.          Representations and Warranties; Covenants.  The Guarantor hereby warrants and covenants as follows:

(a)
Except for those security interests [which will terminate upon Parent making the payments to the holders of such security interests in accordance with paragraph 7.3 of the Securities Purchase Agreement] [currently existing which will become subordinate to the security interest being granted to Secured Party pursuant to this Security Agreement], the Guarantor has title to the Collateral free from any lien, security interest, encumbrance or claim.

(b)	The Guarantor will maintain the Collateral so as to preserve its value subject to wear and tear in the ordinary course.

(c)	The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia.

(d)
The Guarantor will pay when due all existing or future charges, liens, or encumbrances on the Collateral, and will pay when due all taxes and assessments now or hereafter imposed or affecting it unless such taxes or assessments are diligently contested by the Guarantor in good faith and reasonable reserves are established therefor.

(e)
All factual information with respect to the Debenture and the Collateral and account debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Guarantor to the Secured Party, and all other written factual information heretofore or hereafter furnished by the Guarantor to the Secured Party, is or will be true and correct in all material respects, as of the date furnished.

(f)
As soon as practicable following the date of execution of this Security Agreement and in any event within 5 business days of such date, the Secured Party will prepare, execute and file with the Secretary of State in the State of Virginia, a UCC-1 Financing Statement covering the Collateral, naming the Secured Party as secured party thereunder.

(g)
The Guarantor will keep its records concerning the Collateral at its address shown in Section 19 below.  Such records will be of such character as to enable the Secured Party or their representatives to determine at any time the status thereof, and the Guarantor will not, unless the Secured Party shall otherwise consent in writing, maintain any such record at any other address.

(h)	The Guarantor will furnish the Secured Party information on a quarterly basis concerning the Guarantor, the Debenture and the Collateral as the Secured Party may at any time reasonably request.

(i)
The Guarantor will permit the Secured Party and its representatives at any reasonable time on five (5) day prior written notice to inspect any and all of the Collateral, and to inspect, audit and make copies of and extracts from all records and all other papers in possession of the Debtor pertaining to the Debenture and the Collateral.

(j)
The Guarantor will, at such times as the Secured Party may reasonably request, deliver to the Secured Party a schedule identifying the Collateral subject to the security interest of this Security Agreement, and such additional schedules, certificates, and reports respecting all or any of the Collateral at the time subject to the security interest of this Security Agreement, and the items or amounts received by the Guarantor in full or partial payment or otherwise as proceeds received in connection with any Collateral.  Any such schedule, certificate or report shall be executed by a duly authorized officer of the Guarantor on behalf of the Guarantor and shall be in such form and detail as the Secured Party may reasonably specify. The Guarantor shall immediately notify the Secured Party of the occurrence of any event causing loss or depreciation in the value of the Collateral, and the amount of such loss or depreciation.

(k)
If and when so requested by the Secured Party, the Guarantor will stamp on the records of the Guarantor concerning the Collateral a notation, in a form satisfactory to the Secured Party, of the security interest of the Secured Party under this Security Agreement.

Section 4.          Disposition of Collateral in Ordinary Course.  Guarantor shall not sell, transfer, assign, convey, license, grant any right to use or otherwise dispose of any Collateral except in the ordinary course of business, without the prior written consent of the Secured Party.

Section 5.          Secured Party May Perform.  Upon the occurrence and continuation of an “Event of Default” under the Debenture, at the option of the Secured Party, the Secured Party may discharge taxes, liens or security interests, or other encumbrances at any time hereafter levied or placed on the Collateral; may pay for insurance required to be maintained on the Collateral pursuant to Section 3; and may pay for the maintenance and preservation of the Collateral.  The Guarantor agrees to reimburse the Secured Party on demand for any payment reasonably made, or any expense reasonably incurred, by the Secured Party pursuant to the foregoing authorization.  Until the occurrence and continuation of an Event of Default, the Guarantor may have possession of the Collateral and use the Collateral in any lawful manner not inconsistent with this the Security Agreement.

Section 6.          Obligations Secured; Certain Remedies.  This Security Agreement secures the payment and performance of all obligations of the Debtor to the Secured Party under (x) the Debenture, whether now existing or hereafter arising and whether for principal, interest, costs, fees or otherwise, and (y) Section 1.7 of the Securities Purchase Agreement with respect to the Remaining Combined Accrued Interest Amount (collectively, the “Obligations”).  Upon the occurrence and continuation of an Event of Default under the Debenture or the failure to pay to Secured Party the Remaining Combined Accrued Interest Amount no later than the Maturity Date of the Debenture, the Secured Party may declare all obligations secured hereby immediately due and payable and may exercise the remedies of a secured party under the Uniform Commercial Code.  Without limiting the foregoing, the Secured Party may require the Guarantor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties or to execute appropriate documents of assignment, transfer and conveyance, in each case, in order to permit the Secured Party to take possession of and title to the Collateral.  Unless the Collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, the Secured Party will give the Guarantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is mailed to the Guarantor via registered or certified mail, postage prepaid, at least fifteen (15) days before the time of sale or disposition.  Expenses of retaking, holding, preparing for sale, selling or the like, shall include the Secured Party’s reasonable attorneys’ fees and legal expenses.

Section 7.          Guarantor Remains Liable.  Anything herein to the contrary notwithstanding:

(a)
Notwithstanding the exercise of any remedy available to the Secured Party hereunder or at law in connection with an Event of Default, the Guarantor shall remain liable to repay the balance remaining unpaid and outstanding under the Debenture after the value or proceeds received by the Secured Party in connection with such remedy is subtracted.  The Secured Party shall promptly deliver and pay over to the Guarantor any portion of the value or proceeds received in connection with such remedy that remains after the unpaid and outstanding portion of the Debenture is paid in full.

(b)
The Guarantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed.

(c)
The exercise by the Secured Party of any of its rights hereunder shall not release the Guarantor from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(d)
The Secured Party shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Guarantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8.          Security Interest Absolute.  All rights of the Secured Party and the security interests granted to the Secured Party hereunder shall be absolute and unconditional, to the maximum extent permitted by law, irrespective of:

(a)	Any lack of validity or enforceability of the Debenture or any other document or instrument relating thereto;

(b)
Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or any other amendment to or waiver of or any consent to any departure from the Debenture or any other document or instrument relating thereto;

(c)
Any exchange, release or non-perfection of any collateral (including the Collateral), or any release of or amendment to or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

(d)	Any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor, a guarantor or a third party grantor of a security interest.

Section 9.          Additional Assurances.  At the request of the Secured Party, the Guarantor will join in executing or will execute, as appropriate, all necessary financing statements in a form satisfactory to the Secured Party, and the Guarantor will pay the cost of filing such statements, including all statutory fees.  The Guarantor will further execute all other instruments deemed necessary by the Secured Party and pay the cost of filing such instruments.  The Debtor warrants that no financing statement covering Collateral or any part or proceeds thereof is presently on file in any public office.  The Guarantor covenants that it will not grant any other security interest in the Collateral without first obtaining the written consent of the Secured Party.

Section 10.         Representations, Warranties and Covenants Concerning Guarantor’s Legal Status.

(a)
The Guarantor has previously executed and delivered to the Secured Party a Perfection Certificate in the form of Schedule I hereto.  The Guarantor represents and warrants to the Secured Party as follows:

(i)	Guarantor’s exact legal name is as indicated on the Perfection Certificate and on the signature page hereof;

(ii)	Guarantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate;

(iii)	the Perfection Certificate accurately sets forth Guarantor’s organizational identification number or accurately states that Guarantor has none;

(iv)	the Perfection Certificate accurately sets forth Guarantor’s place of business or, if more than one, its chief executive office as well as Guarantor’s mailing address, if different; and

(v)	all other information set forth on the Perfection Certificate is accurate and complete.

(b)	The Guarantor covenants with the Secured Party as follows:

(i)
without providing 15 days prior written notice to the Secured Party, Guarantor will not change its name, its place of business, or, if more than one, its chief executive offices or its mailing address or organizational identification number, if it has one;

(ii)	if Guarantor does not have an organizational identification number and later obtains one, Guarantor shall forthwith notify the Secured Party of such organizational identification number; and

(iii)
Guarantor will not change its type of organization, jurisdiction of organization or other legal structure, without thirty (30) days prior written notice to the Secured Party and following any such notice will cooperate with the Secured Party to execute and deliver any documents or instruments requested by the Secured Party in order to maintain Secured Party's perfected security interest hereunder.

Section 11.        Expenses.  The Guarantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral upon the occurrence and continuation of an Event of Default, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iii) the failure by the Guarantor to perform or observe any of the provisions hereof.

Section 12.        Notices of Loss or Depreciation.  The Guarantor will immediately notify the Secured Party of any claim, suit or proceeding against any Collateral or any event causing loss or depreciation in the value of Collateral, including the amount of such loss or depreciation.

Section 13.        No Waivers.  No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on any subsequent occasion.

Section 14.        Successor and Assigns.  The Secured Party shall have the right to assign this Security Agreement and its rights hereunder without the consent of the Guarantor.  All rights of the Secured Party shall inure to the benefit of the successors and assigns of the Secured Party.  All obligations of the Guarantor shall be binding upon the Guarantor’s successors and assigns.

Section 15.        No Grant of Security Interest on Assets.  The Guarantor covenants that it shall not grant a security interest in any of its assets, tangible or intangible, except for the security interest granted in the Collateral to the Secured Party hereunder.

Section 16.        Governing Law; Jurisdiction.  This Security Agreement shall be governed by the laws of the State of New York, without giving effect to such jurisdiction’s principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.  Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in state courts located within Nassau County in the State of New York.

Section 17.        Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Section 18.        Remedies Cumulative.  The rights and remedies herein are cumulative, and not exclusive of other rights and remedies which may be granted or provided by law.

Section 19.        Notices.  Any demand upon or notice to a party hereunder shall be effective when delivered by hand, against written receipt therefore, two business days following the business day on which it is properly deposited in the mails postage prepaid, certified or registered mail, return receipt requested, or one business day following deposit with an overnight courier, in each case addressed to such party at the address shown below or such other address as the party may advise the other party in writing:

If to the Secured Party:	Agile Opportunity Fund, LLC
1175 Walt Whitman Road, Suite 100A
Melville, NY 11747
Attn: David Propis

With a copy to:	Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, NY 11556
Attn: Alan C. Ederer, Esq.

If to the Guarantor:	Execuserve Corp.
929 Williams Wharf Road
Mathews, VA 23109
Attn: James A. Robinson, Jr.

With a copy to:	Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attn: Dennis C. O’Rourke, Esq.

Section 20.        Entire Agreement.  This Security Agreement and the documents and instruments referred to herein embody the entire agreement entered into between the parties relating to the subject matter hereof, and may not be amended, waived, or discharged except by an instrument in writing executed by the Secured Party.

Section 21.        Termination.  This Security Agreement shall terminate upon the repayment in full of the Debenture upon which the Secured Party shall cooperate in the filing of the necessary or appropriate documents and instruments to release the security interest created hereby and will execute and deliver any and all documents and/or instruments reasonably requested by Guarantor in connection therewith.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized agents, have executed this Security Agreement as of the date set forth above.

EXECUSERVE CORP.

By:	/s/ James A. Robinson, Jr.
Name: James A. Robinson, Jr.
Title: President

AGILE OPPORTUNITY FUND, LLC
By:	AGILE INVESTMENTS, LLC, Managing Member

By	/s/ David I. Propis
Name: David I. Propis
Title: Managing Member